EXHIBIT 1(g)


                   THE DREYFUS/LAUREL TAX-FREE MUNICIPAL FUNDS

                AMENDMENT NO. 6 TO THE THIRD AMENDED AND RESTATED
                             MASTER TRUST AGREEMENT


      The undersigned, the Vice President of The Dreyfus/Laurel Tax-Free Municipal Funds (the "Trust"), does hereby certify that, pursuant to Article VII, Section 7.3 of the Trust's Third Amended and Restated Master Trust Agreement dated December 9, 1992, as amended (the "Trust Instrument"), the following votes were duly adopted by at least a majority of the Trustees of the Trust at a meeting held on July 31, 1996, at which meeting a quorum was present and acting throughout.

WHEREAS: The Trustees of the Trust have heretofore established the following Classes of shares of the following respective Series of the Trust:

            Dreyfus/Laurel  Massachusetts  Tax-Free  Money Fund,  Investor Class
            Dreyfus/Laurel   Massachusetts   Tax-Free   Money   Fund,   Class  R
            Dreyfus/Laurel   New  York  Tax-Free  Money  Fund,   Investor  Class
            Dreyfus/Laurel  New York Tax-Free Money Fund, Class R
            Dreyfus/Laurel California Tax-Free Money Fund, Investor Class Dreyfus/Laurel California Tax-Free Money Fund, Class R
            Premier Limited Term Municipal Fund, Class A
            Premier Limited Term Municipal Fund, Class B
            Premier  Limited Term Municipal  Fund,  Class C
            Premier Limited Term Municipal Fund, Class R
            Premier Limited Term Massachusetts Municipal Fund, Class A
            Premier Limited Term Massachusetts Municipal Fund, Class B
            Premier Limited Term Massachusetts Municipal Fund, Class C
            Premier Limited Term Massachusetts Municipal Fund, Class R
            Premier Limited Term New York Municipal Fund, Class A
            Premier Limited Term New York Municipal Fund, Class B
            Premier Limited Term New York Municipal Fund, Class C
            Premier Limited Term New York Municipal Fund, Class R
            Premier Limited Term California Municipal Fund, Class A
            Premier  Limited Term  California  Municipal  Fund,  Class B
            Premier Limited Term California Municipal Fund, Class C
            Premier Limited Term California Municipal Fund, Class R


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IT IS
HEREBY
VOTED: Pursuant to the authority expressly vested in the Trustees of the Trust by Article IV, Section 4.1 of the Trust Instrument, the Trustees hereby ratify and affirm the redesignation and reclassification of the Investor and Class R shares of Dreyfus/Laurel California Tax-Free Money Fund as a single Class of shares of such Series effective at the close of business on November 20, 1995;

FURTHER
VOTED: The Trustees hereby ratify and affirm the change of the name of "Dreyfus/Laurel California Tax-Free Money Fund" to "Dreyfus BASIC California Municipal Money Market Fund" effective at the close of business on November 20, 1995;

FURTHER
VOTED: The Trustees hereby ratify and affirm the redesignation and reclassification of the Investor and Class R shares of Dreyfus/Laurel New York Tax-Free Money Fund as a single Class of shares of such Series effective at the close of business on December 8, 1995;

FURTHER
VOTED: The Trustees hereby ratify and affirm the change of the name of "Dreyfus/Laurel New York Tax-Free Money Fund" to "Dreyfus BASIC New York Municipal Money Market Fund" effective at the close of business on December 8, 1995;

FURTHER
VOTED: The Trustees hereby ratify and affirm the elimination of the Investor Class shares of Dreyfus/Laurel Massachusetts Tax-Free Money Fund and the designation thereof, and the redesignation and reclassification of the Class R shares of Dreyfus/Laurel Massachusetts Tax-Free Money Fund as a single Class of shares of such Series effective at the close of business on May 8, 1996;

FURTHER
VOTED: The Trustees hereby ratify and affirm the change of the name of "Dreyfus/Laurel Massachusetts Tax-Free Money Fund" to "Dreyfus BASIC Massachusetts Municipal Money Market Fund" effective at the close of business on May 8, 1996;

FURTHER
VOTED: Any officer of the Trust be, and each of them hereby is, authorized to prepare, execute, seal and deliver any and all documents, instruments, certificates, papers and writings; to file the same with any public official including, without limitation, the
            Secretary of State of The Commonwealth of Massachusetts and the Boston City Clerk; and to do any and all other acts, in the name of

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            the Trust or on its behalf,  as may be  necessary  or  advisable  in connection with or in furtherance of the foregoing resolutions; and


FURTHER
VOTED: The appropriate officers of the Trust are authorized to file an instrument containing the foregoing amendment to the Trust's Trust Instrument with the Secretary of State of The Commonwealth of Massachusetts and the Boston City Clerk.


      IN WITNESS WHEREOF, the undersigned has hereunto set his/her hand this 30th day of August, 1996.



      By:    /s/ Elizabeth Bachman
             ---------------------------
      Name:     Elizabeth Bachman
      Title:    Vice President




















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